Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

Organizational restructuring and operating cost reduction ahead of plan

Focus on operational excellence, revenue growth, and improving Adjusted EBITDA

SAN DIEGO, Calif., — February 25, 2026 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the fourth quarter and full year ended December 31, 2025, together with other business updates.
Key Financial Results:
•Quarterly revenue of $49.9 million, Net loss of $(63.0) million, and Adjusted EBITDA (non-GAAP) of $0.5 million;
•Annual revenue of $185.7 million, Net loss of $(230.8) million and Adjusted EBITDA (non GAAP) of $(31.2) million; and
•Introduced full year 2026 revenue guidance range of $200 million to $210 million and full year 2026 Adjusted EBITDA guidance range of $18 million to $20 million.
“Driven by strong execution across the organization, we exceeded our revenue expectations and returned to positive Adjusted EBITDA in the fourth quarter, underscoring the operating leverage of our new model," said Bernd Brust, CEO, Maravai LifeSciences.

Brust continued, “We enter 2026 well positioned to drive operational excellence, accelerate revenue growth, and continue improving Adjusted EBITDA as we work toward creating long-term value for all stakeholders."
Financial Guidance for Full Year 2026
Maravai’s financial guidance for the full year 2026 is based on expectations for its existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is also subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Revenue for the full year 2026 is expected to be in the range of $200 million to $210 million.
Adjusted EBITDA (non-GAAP) is expected to be in the range of $18 million to $20 million.
As it relates to forward-looking Adjusted EBITDA, Maravai cannot provide guidance for the most directly comparable GAAP measure or a reconciliation of this non-GAAP financial measure because it is unable to provide a meaningful or accurate calculation or estimation of certain significant reconciling items without unreasonable effort.

Reporting Segment Name Update
In the fourth quarter of 2025, we updated the names of our external reporting segments to better reflect how management views the business. Nucleic Acid Production and Biologic Safety Testing are now reported as TriLink and Cygnus, respectively; this change was to nomenclature only and does not impact segment composition, financial results, or historical comparability.
Revenue for the Fourth Quarter 2025

	Three Months Ended December 31,
(Dollars in 000’s)	2025	2024	Year-over-Year % Change
TriLink	$34,599	$41,899	(17.4)%
Cygnus	15,267	14,659	4.1%
Total Revenue	$49,866	$56,558	(11.8)%
Revenue for the Full Year 2025

	Year Ended December 31,
(Dollars in 000’s)	2025	2024	Year-over-Year % Change
TriLink	$119,787	$196,345	(39.0)%
Cygnus	65,956	62,840	5.0%
Total Revenue	$185,743	$259,185	(28.3)%
Fourth Quarter 2025 Financial Results by Reporting Segment
Revenue for the fourth quarter was $49.9 million, representing a 11.8% decrease over the same period in the prior year and was driven by the following:
•TriLink revenue was $34.6 million for the fourth quarter, representing a 17.4% decrease year-over-year. The revenue decrease was primarily due to a lack of high-volume CleanCap orders for commercial phase vaccine programs in the fourth quarter of 2025. Excluding revenue from high-volume CleanCap, revenue was up 25.4% year-over-year driven by GMP consumable products and CDMO GMP builds.
•Cygnus revenue was $15.3 million for the fourth quarter, up 4.1% year-over-year. The revenue increase was driven by strength in HCP kits from core customers.
Net loss and Adjusted EBITDA (non-GAAP) were $(63.0) million and $0.5 million, respectively, for the fourth quarter of 2025, compared to net loss and Adjusted EBITDA (non-GAAP) of $(46.1) million and $(1.1) million, respectively, for the fourth quarter of 2024.
Full Year 2025 Financial Results by Reporting Segment
Revenue for the year ended December 31, 2025 was $185.7 million, representing a 28.3% decrease over the prior year and was driven by the following:
•TriLink revenue was $119.8 million for the year ended December 31, 2025, representing a 39.0% decrease year-over-year. The revenue decrease was primarily driven by a lack of high-volume

CleanCap orders for commercial phase vaccine programs. Excluding revenue from high-volume CleanCap, revenue was down 8.2% year-over-year due to lower demand for discovery products.
•Cygnus revenue was $66.0 million for the year ended December 31, 2025, up 5.0% year-over-year. The revenue increase was driven primarily by strength in HCP kits and qualification services and increased demand for MockV viral clearance kits.
Net loss and Adjusted EBITDA (non-GAAP) were $(230.8) million and $(31.2) million, respectively, for the year ended December 31, 2025, compared to net loss and Adjusted EBITDA (non-GAAP) of $(259.6) million and $35.9 million, respectively, for the same period in the prior year.
Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the fourth quarter and full year 2025 and other business updates. To participate in the conference call by telephone, approximately 10 minutes before the call, dial 1-800-343-4136 or 1-203-518-9843 and reference Maravai LifeSciences, Conference ID: MARAVAI. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$49,866	$56,558	$185,743	$259,185
Cost of revenue	37,024	37,168	151,753	150,876
Gross profit	12,842	19,390	33,990	108,309

Operating expenses:
Selling, general and administrative	31,583	41,243	145,118	161,771
Research and development	3,788	4,561	17,402	19,221
Change in estimated fair value of contingent consideration	—	(630)	200	(2,003)
Impairment of goodwill and long-lived assets	25,825	11,912	68,709	166,151
Restructuring	10,441	6	17,827	(1,214)
Total operating expenses	71,637	57,092	249,256	343,926
Loss from operations	(58,795)	(37,702)	(215,266)	(235,617)
Other income (expense):
Interest expense	(6,555)	(11,263)	(26,992)	(47,700)
Interest income	2,384	6,036	11,436	27,403
Loss on extinguishment of debt	—	(3,187)	—	(3,187)
Change in payable to related parties pursuant to the Tax Receivable Agreement	—	(1)	—	(40)
Other (expense) income	(43)	43	(4,152)	(2,341)
Loss before income taxes	(63,009)	(46,074)	(234,974)	(261,482)
Income tax expense (benefit)	6	(7)	(4,212)	(1,860)
Net loss	(63,015)	(46,067)	(230,762)	(259,622)
Net loss attributable to non-controlling interests	(27,334)	(20,162)	(99,989)	(114,776)
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(35,681)	$(25,905)	$(130,773)	$(144,846)

Net loss per Class A common share attributable to Maravai LifeSciences Holdings, Inc., basic and diluted	$(0.24)	$(0.18)	$(0.90)	$(1.05)
Weighted average number of Class A common shares outstanding, basic and diluted	145,074	141,812	144,360	137,906

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share amounts)
(Unaudited)

Net Loss to Adjusted EBITDA (non-GAAP)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(63,015)	$(46,067)	$(230,762)	$(259,622)
Add:
Amortization	6,512	6,902	27,951	27,531
Depreciation	5,933	5,466	23,558	20,852
Interest expense	6,555	11,263	26,992	47,700
Interest income	(2,384)	(6,036)	(11,436)	(27,403)
Income tax expense (benefit)	6	(7)	(4,212)	(1,860)
EBITDA	(46,393)	(28,479)	(167,909)	(192,802)
Acquisition contingent consideration (1)	—	(630)	200	(2,003)
Acquisition integration costs (2)	659	918	3,104	5,559
Stock-based compensation (3)	3,926	10,545	30,174	49,415
Merger and acquisition related expenses (4)	—	865	1,270	1,728
Loss on extinguishment of debt (5)	—	3,187	—	3,187
Acquisition related tax adjustment (6)	—	(68)	4,082	2,306
Tax Receivable Agreement liability adjustment (7)	—	1	—	40
Executive leadership transition costs (8)	—	—	2,024	—
Impairment of goodwill and long-lived assets (9)	25,825	11,912	68,709	166,151
Property and equipment impairment (10)	157	—	1,216	—
Restructuring costs (11)	15,132	10	22,064	11
Other (12)	1,230	638	3,876	2,330
Adjusted EBITDA (non-GAAP)	$536	$(1,101)	$(31,190)	$35,922

Net Loss attributable to Maravai LifeSciences Holdings, Inc. to Adjusted Net Loss (non-GAAP) and Adjusted Fully Diluted Loss Per Share (non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(35,681)	$(25,905)	$(130,773)	$(144,846)
Net loss impact from pro forma conversion of Class B shares to Class A common shares	(27,334)	(20,162)	(99,989)	(114,776)
Adjustment to the provision for income tax (13)	7,181	4,804	24,485	27,348
Tax-effected net loss	(55,834)	(41,263)	(206,277)	(232,274)
Acquisition contingent consideration (1)	—	(630)	200	(2,003)
Acquisition integration costs (2)	659	918	3,104	5,559
Stock-based compensation (3)	3,926	10,545	30,174	49,415
Merger and acquisition related expenses (4)	—	865	1,270	1,728
Loss on extinguishment of debt (5)	—	3,187	—	3,187
Acquisition related tax adjustment (6)	—	(68)	4,082	2,306
Tax Receivable Agreement liability adjustment (7)	—	1	—	40
Executive leadership transition costs (8)	—	—	2,024	—
Impairment of goodwill and long-lived assets (9)	25,825	11,912	68,709	166,151
Property and equipment impairment (10)	157	—	1,216	—
Restructuring costs (11)	15,132	10	22,064	11
Other (12)	1,230	638	3,876	2,330
Tax impact of adjustments (14)	(2,686)	(356)	(4,636)	(21,401)
Net cash tax benefit retained from historical exchanges (15)	—	(687)	—	—
Adjusted net loss (non-GAAP)	$(11,591)	$(14,928)	$(74,194)	$(24,951)

Diluted weighted average shares of Class A common stock outstanding	261,302	254,863	257,285	254,149

Adjusted net loss (non-GAAP)	$(11,591)	$(14,928)	$(74,194)	$(24,951)
Adjusted fully diluted loss per share (non-GAAP)	$(0.04)	$(0.06)	$(0.29)	$(0.10)
____________________
Explanatory Notes to Reconciliations
(1)Refers to the change in the estimated fair value of contingent consideration related to completed acquisitions.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, including retention payments related to integration that were negotiated specifically at the time of, the Company’s acquisition of MyChem, LLC (“MyChem”) and Alphazyme, LLC (“Alphazyme”), which were completed in January 2022 and January 2023, respectively. These retention payments arise from the Company’s agreements executed in connection with its acquisitions of MyChem and Alphazyme and provide incremental financial incentives, over and above recurring compensation, to ensure the employees of these companies remain present and participate in integration of the acquired businesses during the integration and knowledge transfer periods. The Company agreed to pay certain employees of Alphazyme retention payments totaling $9.3 million as of various dates but primarily through December 31, 2025, as long as these individuals continued to be employed by the Company. The Company agreed to pay the sellers of MyChem retention payments totaling $20.0 million as of the second anniversary of the closing of the acquisition date as long as two senior employees (who were also the sellers of MyChem) continued to be employed by TriLink BioTechnologies. The Company recognized compensation expense related to these payments in the post-acquisition period ratably over the service period. Retention payment expenses were $0.6 million (Alphazyme) and $2.7 million (Alphazyme) for the three months and year ended December 31, 2025, respectively. Retention payment expenses were $0.8 million (Alphazyme) and $5.2 million (MyChem $1.8 million; Alphazyme $3.4 million) for the three months and year ended December 31, 2024, respectively. Retention expenses for MyChem concluded in the first quarter of 2024, and following the payments in the first quarter of 2024, there are no further retention expenses payable for MyChem. Retention expenses for Alphazyme concluded in the fourth quarter of 2025, and following the payments in the fourth quarter of 2025, there are no further retention expenses payable for Alphazyme. There are no further cash-based retention payments planned, other than those disclosed above, for acquisitions completed as of December 31, 2025.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to diligence, legal, accounting, tax and consulting fees incurred in connection with acquisitions that were pursued but not consummated.
(5)Refers to the non-cash loss incurred on partial extinguishment of debt primarily associated with the voluntary prepayment on the Term Loan.
(6)Refers to non-cash expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem.
(7)Refers to the adjustment of the Tax Receivable Agreement liability primarily due to changes in our estimated state apportionment and the corresponding change of our estimated state tax rate.
(8)Refers to costs associated with the Executive Leadership Transition that occurred in June 2025, including severance and legal costs. For the year ended December 31, 2025, stock-based compensation benefit of $3.3 million primarily related to forfeited stock awards in connection with the Executive Leadership Transition is included in the stock-based compensation line item.
(9)Refers to the goodwill and intangible asset impairment recorded for our TriLink segment.
(10)Refers to non-cash charges to write-down surplus laboratory equipment to estimated fair value, less costs to sell.
(11)Refers to restructuring costs associated with the 2025 Corporate Realignment Plan and 2023 Cost Realignment Plan. For the three months and year ended December 31, 2025, stock-based compensation benefit of $3.0 million and $2.5 million, respectively, related to forfeited stock awards in connection with the 2025 Corporate Realignment Plan is included on the stock-based compensation line item. For the year ended December 31, 2024, stock-based compensation benefit of $1.2 million related to forfeited stock awards in connection with 2023 Cost Realignment Plan is included on the stock-based compensation line item. For the three months ended December 31, 2024, such amount was immaterial. For the three months and year ended December 31, 2025, inventory impairment of $1.7 million recorded within cost of revenue on the consolidated statements of operations is included in the restructuring costs line item.
(12)For the year ended December 31, 2025, refers to severance payments, inventory step-up charges in connection with the acquisition of Alphazyme, legal costs, and other non-recurring costs that are deemed to be outside of the ordinary course of business. For the year ended December 31, 2024, refers to the loss on abandoned projects, severance payments, inventory step-up charges and certain other adjustments in connection with the acquisition of Alphazyme, and other non-recurring costs that are deemed to be outside of the ordinary course of business.
(13)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net loss attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(14)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(15)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that we do not consider representative of our ongoing operating performance including, as applicable: (i) fair value adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) non-cash expenses related to share-based compensation; (iv) expenses incurred for acquisitions that were pursued but not consummated (including legal, accounting and professional consulting services); (v) non-cash expense associated with adjustments to the carrying value of the indemnification asset recorded in connection with completed acquisitions; (vi) executive leadership transition costs; (vii) impairment charges; (viii) restructuring costs; (ix) severance payments; and (x) inventory step-up charges in connection with completed acquisitions. Maravai defines Adjusted Net Loss as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted fully diluted EPS as Adjusted Net Loss divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and do not represent, and should not be considered as, an alternative to net loss, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net loss, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.

Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s operating leverage from its cost reduction initiatives and organizational changes; Maravai’s ability to accelerate revenue growth and continue improving Adjusted EBITDA; Maravai’s ability to create long-term value for all stakeholders; and Maravai’s financial guidance for 2026, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The level of Maravai’s customers’ spending on and demand for TriLink and Cygnus products and services.
•The risk that Maravai does not realize the expected operational or financial benefits from its organizational changes.
•Maravai’s operating results are prone to significant fluctuation, which may make Maravai’s future operating results difficult to predict and could cause Maravai’s actual operating results to fall below expectations or any guidance Maravai may provide.
•Uncertainty regarding the extent and duration of Maravai’s revenue associated with high-volume sales of CleanCap® for commercial phase vaccine programs and the dependency of such revenue, in important respects, on factors outside our control.
•The impact of shifts in U.S. and foreign trade policy, including the imposition of tariffs, trade restrictions and retaliatory actions, on demand for Maravai’s products and services and Maravai’s customers’ ability to commit funds to purchase such products and services.
•Decreases in research and development funding caused by changes in U.S. public health policy and the spending priorities of the U.S. federal government.
•Unintended consequences from our recent organizational changes and workforce reduction.
•Use of Maravai’s products by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment, and the impact of unforeseen adverse events, negative clinical outcomes, development of alternative therapies, or increased regulatory scrutiny of these modes of treatment and their financial cost on Maravai’s customers’ use of its products and services.

•Competition with life science, pharmaceutical and biotechnology companies who are substantially larger than Maravai and potentially capable of developing new approaches that could make Maravai’s products, services and technology obsolete.
•The potential failure of Maravai’s products and services to not perform as expected and the reliability of the technology on which Maravai’s products and services are based.
•Maravai’s use of Artificial Intelligence technologies, including Machine Learning, and the integration of AI technologies within Maravai’s custom products offerings and marketing campaigns, may not be successful and may present business, compliance, and reputational challenges.
•The risk that Maravai’s products do not comply with required quality standards.
•Market acceptance of Maravai’s life science reagents.
•Maravai’s ability to efficiently manage its strategic acquisitions and organic growth opportunities.
•Natural disasters, geopolitical instability (including ongoing military conflicts ) and other catastrophic events.
•Risks related to Maravai’s acquisitions, including whether Maravai achieves the anticipated benefits of acquisitions of businesses or technologies.
•Product liability lawsuits.
•Maravai’s dependency on a limited number of customers for a high percentage of its revenue and Maravai’s ability to maintain its current relationships with such customers.
•Maravai’s reliance on a limited number of suppliers or, in some cases, sole suppliers, for some of Maravai’s raw materials and the risk that Maravai may not be able to find replacements or immediately transition to alternative suppliers.
•The risk that Maravai’s products become subject to more onerous regulation by the U.S. Food and Drug Administration or other regulatory agencies in the future.
•Maravai’s ability to obtain, maintain and enforce sufficient intellectual property protection for Maravai’s current or future products.
•The risk that a future cyber-attack or security breach cannot be prevented.
•Maravai’s ability to protect the confidentiality of Maravai’s proprietary information.
•The risk that one of Maravai’s products may be alleged (or found) to infringe on the intellectual property rights of third parties.
•Compliance with Maravai’s obligations under intellectual property license agreements.
•Maravai’s or Maravai’s licensors’ failure to maintain the patents or patent applications in-licensed from a third party.
•Maravai’s ability to adequately protect Maravai’s intellectual property and proprietary rights throughout the world.
•Maravai’s existing level of indebtedness and Maravai’s ability to raise additional capital on favorable terms.
•Maravai’s ability to generate sufficient cash flow to service all of Maravai’s indebtedness.
•Maravai’s potential failure to meet Maravai’s debt service obligations.

•Restrictions on Maravai’s current and future operations under the terms applicable to Maravai’s credit agreement.
•Maravai’s dependence, by virtue of Maravai’s principal asset being its interest in Maravai Topco Holdings, LLC (“Topco LLC”), on distributions from Topco LLC to pay Maravai’s taxes and expenses, including payments under a tax receivable agreement with the former owners of Topco LLC (the “Tax Receivable Agreement” or “TRA”) together with various limitations and restrictions that impact Topco LLC’s ability to make such distributions.
•The risk that conflicts of interest could arise between Maravai’s shareholders and Maravai Life Sciences Holdings, LLC (“MLSH 1”), the only other member of Topco LLC, and impede business decisions that could benefit Maravai’s shareholders.
•The substantial future cash payments Maravai may be required to make under the Tax Receivable Agreement to MLSH 1 and Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), an entity through which certain of Maravai’s former owners hold their interests in the Company and the negative effect of such payments.
•The fact that Maravai’s organizational structure, including the TRA, confers certain benefits upon MLSH 1 and MLSH 2 that will not benefit Maravai’s other common shareholders to the same extent as they will benefit MLSH 1 and MLSH 2.
•Maravai’s ability to realize all or a portion of the tax benefits that are expected to result from the tax attributes covered by the Tax Receivable Agreement.
•The possibility that Maravai will receive distributions from Topco LLC significantly in excess of Maravai’s tax liabilities and obligations to make to make payments under the Tax Receivable Agreement.
•Factors that could lead to future impairment of Maravai’s goodwill and other amortizable intangible assets.
•Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of Maravai’s income or other tax returns.
•Risks and uncertainty related to the restatement of Maravai’s previously issued financial statements.
•Maravai’s ability to design and maintain effective internal control over financial reporting in the future.
•The fact that investment entities affiliated with GTCR, LLC currently control a majority of the voting power of Maravai’s outstanding common stock, and it may have interests that conflict with Maravai’s or yours in the future.
•Risks related to Maravai’s “controlled company” status within the meaning of the corporate governance standards of NASDAQ.
•The potential anti-takeover effects of certain provisions in Maravai’s corporate organizational documents.
•Potential sales of a significant portion of Maravai’s outstanding shares of Class A common stock.
•Potential preferred stock issuances and the anti-takeover impacts of any such issuances.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in

Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.
Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com